                                                         EX-99.B(j)wraconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 126 to
Registration Statement No. 2-21867 on Form N-1A of Waddell & Reed Advisors
Funds, Inc. (formerly United Funds, Inc.) of our reports dated February 4,
2000 and August 4, 2000 on the four funds comprising Waddell & Reed
Advisors Funds, Inc. appearing in the Statement of Additional Information, which is a part of this Registration Statement. We also consent to the use of our report dated November 3, 2000 on Waddell & Reed Advisors Bond Fund
(formerly United Bond Fund), one of the four funds comprising Waddell &
Reed Advisors Funds, Inc., appearing in such Statement of Additional
Information. We also consent to the references to us under the caption
"Financial Highlights" in the Prospectuses, which also are a part of this
Registration Statement.

/s/ Deloitte & Touche LLP
---------------------------------
Deloitte & Touche LLP
Kansas City, Missouri
December 13, 2000